================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       MOUNTAINBANK FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                       MountainBank Financial Corporation

                                 201 Wren Drive
                      Hendersonville, North Carolina 28792

                -----------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                -----------------------------------------------

                            To Be Held June 17, 2002

     The Annual Meeting of Shareholders of MountainBank Financial Corporation will be held at 10:00 a.m. on Monday, June 17, 2002, at The Kellogg Center located at 11 Broyles Road, Hendersonville, North Carolina.

     The purposes of the meeting are:

     1. Election of Directors. To elect six directors for various terms, or until their respective successors are duly elected and qualified;

     2. Approval of 2002 Employee Stock Purchase Plan. To consider a proposal to approve our proposed Employee Stock Purchase Plan;

     3. Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the appointment of Larrowe and Company, PLLC as our independent accountants for 2002; and

     4. Other Business. To transact any other business that may be properly presented for action at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

                                      By Order of the Board of Directors



                                      /s/ J. W. Davis

                                      J. W. Davis
                                      President and Chief Executive Officer

May 15, 2002

                       MountainBank Financial Corporation

                                 201 Wren Drive
                      Hendersonville, North Carolina 28792

                               -------------------
                                 PROXY STATEMENT
                               -------------------

                         ANNUAL MEETING OF SHAREHOLDERS

General

     This Proxy Statement is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2002 annual meeting of our shareholders (the "Annual Meeting") and at any adjournments of the meeting. The Annual Meeting will be held at The Kellogg Center located at 11 Broyles Road, Hendersonville, North Carolina, at 10:00 a.m. on Monday, June 17, 2002. This Proxy Statement is being mailed to our shareholders on or about May 15, 2002.

     In this Proxy Statement, the term "you" or similar terms refer to the shareholder receiving it. The terms "we," "us," "our" and similar terms refer to MountainBank Financial Corporation. Our banking subsidiary, MountainBank, is referred to as the "Bank."

Appointment and Voting of Proxies

     A form of "appointment of proxy" is included with this Proxy Statement that names Gregory L. Gibson, Timothy W. Greene, and Dan T. Marchesoni (the "Proxies") to act as proxies and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope so that your shares will be represented at the Annual Meeting.

     If you correctly execute an appointment of proxy and return it to us before the Annual Meeting, then shares of our Common Stock you hold of record will be voted by the Proxies according to your instructions in the appointment of proxy. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies "FOR" the election of each of the six nominees for director named in Proposal 1 below and "FOR" Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for any substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the Proxies will be authorized to vote your shares according to their best judgment.

     We will pay all costs of soliciting appointments of proxy for the Annual Meeting, including the costs of preparing and mailing this Proxy Statement. In addition to using the mail, our and the Bank's officers, employees and directors may solicit appointments of proxy, personally or by telephone, without additional compensation.

Revocation of Appointment of Proxy

     If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting by filing with our Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Record Date

     Our Board of Directors has set the close of business on May 10, 2002, as the record date (the "Record Date") for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our Common Stock on the Record Date in order to be eligible to vote at the Annual Meeting.

Voting Securities

     Our voting securities are the 3,126,982 shares of our Common Stock which were outstanding on the Record Date. At the Annual Meeting, you may cast one vote for each share of Common Stock you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders. Our Series A Preferred Stock is nonvoting stock and those shares may not be voted at the Annual Meeting.

Voting Procedures; Vote Required for Approval

     In the election of directors, the six nominees receiving the highest numbers of votes will be elected. For Proposals 2 and 3 to be approved, the numbers of votes cast in person and by proxy at the Annual Meeting in favor of those proposals must exceed the numbers of votes cast against them. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposals 2 and 3. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Equity Securities

     The following table describes the beneficial ownership of our equity securities on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by all our current directors and executive officers as a group.

                                                                 Amount and nature of
                                                              beneficial ownership (1)(2)
                                        -----------------------------------------------------------------------

           Name of                                             Percent of         Series A          Percent of
       beneficial owner                   Common Stock         class (3)       Preferred Stock      class (3)
----------------------------------      ---------------       -----------      ---------------     ------------
William A. Banks .....................       13,408               .43%                   -0-              -

William H. Burton III ................       65,574              2.08%               10,500            2.50%

J. W. Davis ..........................       69,960              2.21%                   -0-              -

Kenneth C. Feagin ....................       40,057              1.27%                   -0-              -

Danny L. Ford ........................       46,640              1.48%                5,000            1.19%

Gregory L. Gibson ....................       10,878               .35%                   -0-              -

Boyd L. Hyder ........................      146,402              4.59%               40,000            9.54%

J. Edward Jones ......................       24,216               .77%                5,000            1.19%

Ronald R. Lamb .......................       25,741               .82%                   -0-              -

H. Steve McManus .....................      116,420              3.69%               20,000            4.77%

Van F. Phillips ......................       57,856              1.84%                4,000             .95%

Vincent K. Rees ......................       20,160               .64%                   -0-              -

Catherine H. Schroader ...............       83,205              2.64%                5,685            1.36%

Maurice A. Scott .....................       63,382              2.01%               20,000            4.77%

                                                                     Amount and nature of
                                                                  beneficial ownership (1)(2)
                                            -----------------------------------------------------------------------

           Name of                                                 Percent of         Series A          Percent of
       beneficial owner                       Common Stock         class (3)       Preferred Stock      class (3)
----------------------------------          ---------------       -----------      ---------------     ------------
All current directors and executive
    officers as a group (14 people) ......       783,899             22.71%             110,185           26.28%

__________________

(1) Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares of our Common Stock. The listed shares include the following numbers of shares with respect to which the individuals named and included in the group have shared voting and investment power: Mr. Banks - 2,774; Mr. Burton - 7,566; Mr. Ford - 18,720; Mr. Hyder - 374; Mr. Lamb - 5,070; Mr. McManus - 12,150; Mr. Phillips - 39,355; Mr. Rees - 1,080; Ms. Schroader - 26,352; Mr. Scott - 300; and all persons included in the group - 113,741. The listed shares also include the following numbers of shares that could be acquired by the individuals named and included in the group pursuant to currently exercisable stock options and with respect to which shares they may be deemed to have sole investment power only: Mr. Banks - 7,860; Mr. Burton - 19,002; Mr. Davis - 37,560; Mr. Feagin - 19,177; Mr. Ford - 10,040; Mr. Gibson - 7,128; Mr. Hyder - 13,390;
     Mr. Jones - 11,154; Mr. Lamb - 10,580; Mr. McManus - 5,180; Mr. Phillips - 7,860; Mr. Rees - 19,080; Ms. Schroader - 22,239; Mr. Scott - 2,578; and
     all persons included in the group - 192,828. Additionally, the listed shares include the following numbers of shares that could be acquired by the individuals named and included in the group upon the conversion of shares of our Series A Preferred Stock they currently hold and with respect to which shares they may be deemed to have sole investment power only: Mr. Burton - 12,600; Mr. Ford - 6,000; Mr. Hyder - 48,000; Mr. Jones - 6,000;
     Mr. McManus - 24,000; Mr. Phillips - 4,800; Ms. Schroader - 6,822; Mr. Scott - 24,000; and all persons included in the group - 132,222.
(2) Our Series A Preferred Stock is non-voting stock. Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole investment power with respect to all listed shares of our Series A Preferred Stock. The listed shares include the following numbers of shares with respect to which the individuals named and included in the group have shared voting and investment power: Mr. Burton - 10,500; Ms. Schroader - 5,685; and all persons included in the group - 16,185.
(3) In the case of our Common Stock, percentages are calculated based on 3,126,982 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to currently exercisable stock options and/or upon the conversion of outstanding shares of our Series A Preferred Stock that they hold. In the case of our Series A Preferred Stock, percentages are calculated based on 419,243 total outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Until we were organized and became the Bank's parent holding company on March 30, 2001, our directors and executive officers who served in similar positions with the Bank were required by federal law to file reports with the Federal Deposit Insurance Corporation regarding the amount of and changes in their beneficial ownership of the Bank's equity securities. Since that date, our directors and executive officers are required to file those reports with the Securities and Exchange Commission. Based on our review of copies of those reports, we are required to disclose in our proxy statement each year any failures to report shares beneficially owned or changes in beneficial ownership, or to timely file required reports, during the previous year. It has come to our attention that Mr. Feagin, one of our directors, has not reported a transfer of shares of our Common Stock to him during 2001 by a family member. A report covering that transfer is in the process of being filed.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Our Bylaws provide for a Board of Directors consisting of not less than eight nor more than 20 members and authorize our Board to set and change the number of directors from time to time within those limits. The Board is divided into three classes and directors are elected to staggered three-year terms. Each year, the terms of our directors in one class expire and directors in that class are elected for new three-year terms.

     When we completed our acquisition of First Western Bank on December 31, 2001, we had ten directors. Following that transaction, and as provided in our acquisition agreement, two of First Western Bank's former directors were appointed to serve as members of our Board of Directors until our next Annual Meeting. So, the number of our directors currently is set at 12, and our Board of Directors currently consists of the ten original members of our Board and the two new directors who were appointed after the acquisition.

     Nominees. The terms of the following six current directors expire at the Annual Meeting, and each of them has been nominated by our Board of Directors for reelection. Four of the nominees are directors who were serving at the time we completed our acquisition of First Western Bank. The remaining two nominees are the former directors of First Western Bank who were appointed to serve as directors after the acquisition.

                        Position
                      with us and       First      Proposed                   Principal occupation
   Name and age         the Bank      elected (1)   term (2)                 and business experience
-----------------     ------------    -----------  ---------  ---------------------------------------------------------
William A. Banks        Director         2002      3 years    President, BanCo Lumber, Inc. (logging/lumber
     (79)                                                     manufacturing); co-owner, Mountain Air Country Club

Kenneth C. Feagin       Director         1997      3 years    President, Ken Feagin Truck & Trailer Sales; Partner,
     (47)                                                     Martin-Feagin Ford Lincoln Mercury; formerly, partner and
                                                              owner, Bryan Easler Ford (1980 - 2001) (automobile
                                                              dealerships)

J. Edward Jones         Director         1998      3 years    President, Sutherland Insurance & Realty Company (general
     (67)                                                     insurance and real estate)

Ronald R. Lamb          Director         1997      2 years    Owner, Lamb Fruit Co., Inc. and Ottanola Farms (apple
     (66)                                                     production and sales)

H. Steve McManus        Director         2000      2 years    President, Beacon Food Services, Inc. (restaurant),
     (60)                                                     McManus Development LLC, and Moon McManus Developers LLC
                                                              (residential real estate developers); formerly, Chief
                                                              Executive Officer, Hardee's Food Systems, Inc. (1995 - 1997)

Van F. Phillips         Director         2002      3 years    Vice President, Great Meadows, Inc. (real estate
     (50)                                                     development); general partner, Spruce Pine Shopping
                                                              Center, Ltd.

_________________

(1) "Year first elected" refers to the year in which each individual first took office as our director or, if before our incorporation during 2001, as a director of the Bank. Mr. Banks and Mr. Phillips previously served as directors of First Western Bank and were appointed to serve as our directors during January 2002 following, and as provided in the agreement pertaining to, our acquisition of that bank. Each other nominee first became our director during January 2001 at the time we were incorporated, and each of them previously served, and continues to serve, as a director of the Bank.
(2) Under our Bylaws, the numbers of directors in each class are to be as nearly equal as may be. The proposed terms of the six nominees have been set in manner that will divide our 12 directors evenly among the three classes.

     Our Board of Directors recommends that you vote "FOR" each of the six nominees named above. The six nominees receiving the highest numbers of votes will be elected.

     Incumbent Directors. The following table contains information about our six current directors whose terms extend beyond the date of the Annual Meeting.

                                Positions        First elected/
                               with us and        current term              Principal occupation
      Name and age               the Bank          expires (1)             and business experience
----------------------         ------------      --------------    ----------------------------------------------------
William H. Burton III            Director           1997 / 2003    President and Chief Executive Officer,
     (47)                                                          Cafe Enterprises, Inc. (regional restaurant company)

J. W. Davis (2)              President, Chief       1997 / 2004    Our and the Bank's executive officer
     (55)                   Executive Officer,
                               and Director

                             Positions     First elected/
                            with us and     current term              Principal occupation
      Name and age            the Bank       expires (1)             and business experience
----------------------      ------------   --------------    ----------------------------------------------------
Danny L. Ford                Director        1999 / 2004     Self-employed cattle rancher; formerly, head football
     (54)                                                    coach, University of Arkansas (1993 - 1997) and
                                                             Clemson University (1978 - 1989)

Boyd L. Hyder                Chairman        1997 / 2003     President and owner, B&A Hyder Trucking, Inc.
     (60)                                                    (trucking company)

Catherine H. Schroader       Director        1997 / 2003     Co-owner and manager, Schroader's Honda, Inc.
     (65)                                                    (motorcycle dealership)

Maurice A. Scott             Director        1997 / 2003     Retired; previously, Plant Manager, Monsanto Company
     (57)                                                    (chemical manufacturer) (1981 - 1997)

_________________

(1) "Year first elected" refers to the year in which each individual first took office as our director or, if before our incorporation during 2001, as a director of the Bank. Each person first became our director during January 2001 at the time we were incorporated, and each of them previously served, and continues to serve, as a director of the Bank.
(2) Mr. Davis' employment agreement with the Bank provides that he be nominated each year for election as a director.

Director Compensation

     Director Fees. Our directors also serve as directors of the Bank. Each director currently receives a monthly retainer of $100 plus a fee of $900 for attendance at each meeting of our or the Bank's Board of Directors and $150 for attendance at each meeting of a Board committee. Members of the Executive Committee receive a monthly retainer of $500 and are not compensated for attendance at Committee meetings. Other than meeting fees, directors do not receive any additional or separate compensation for their services as our directors.

     Director Stock Options. Since the Bank was organized during 1997, options have been granted to the Bank's current non-employee directors under the Bank's 1997 Director Stock Option Plan which was approved by the Bank's shareholders during 1998. When our reorganization became effective and we became the Bank's parent company during 2001, we assumed those options and the Plan and the options were converted into options to purchase our Common Stock. Additionally, the former directors of First Western Bank who have become our directors held options previously granted by that bank under its separate plans which we assumed and converted into options to purchase our Common Stock in connection with the acquisition. The numbers of shares of our Common Stock covered by options currently held by our non-employee directors are as follows: Mr. Banks - 7,860; Mr. Burton - 24,344; Mr. Feagin - 24,698; Mr. Ford - 17,522; Mr. Hyder -
21,110; Mr. Jones - 15,463; Mr. Lamb - 15,260; Mr. McManus - 15,541; Mr.
Phillips - 7,860; Ms. Schroader - 26,704; and Mr. Scott - 7,735.

Meetings and Committees of the Board of Directors

     Each of our directors also serves as a director of the Bank, and the Bank's and our Boards ordinarily meet jointly. During 2001, the Boards of Directors held five regular meetings and one special meeting. Each current director who held office during 2001 attended 75% or more of the aggregate number of meetings of the Boards and any committees on which he or she served.

     The Boards of Directors have several standing committees, including a joint Executive Committee which serves as our Board's nominating committee, and a joint Audit Committee which is further described below. The Boards do not have a separate compensation committee.

     The Executive Committee functions as a joint committee of our and the Bank's Boards of Directors. It may act with all the authority of the full Boards, and it acts as a nominating committee for us by making recommendations to our Board regarding nominees for election as directors. Our Board of Directors makes all final determinations regarding the selection of nominees. The current members of the Executive Committee are: Boyd L. Hyder -- Chairman, J. W. Davis, J. Edward Jones, H. Steve McManus, Van F. Phillips, and Maurice A. Scott. The Committee met once during 2001 in its capacity as a nominating committee. In making its recommendations to our Board of Directors, the Committee will consider candidates recommended by shareholders. Any shareholder recommendation should be made in writing and include a statement of the candidate's qualifications to serve as a director.

Audit Committee

     Function. The Audit Committee functions as a joint committee and acts under a written charter approved by both our and the Bank's Boards of Directors. The Committee reviews the work of our internal auditor and the scope of our internal audit program. The Committee and our Board of Directors engage independent accountants each year to conduct an annual audit of our consolidated financial statements, and the Committee reviews reports from the accounting firm and reports of examinations by our regulators. During 2001, the Committee met three times.

     Members. The current members of the Audit Committee are William H. Burton III-- Chairman, Danny L. Ford, Van F. Phillips, and Maurice A. Scott. Each member of the Committee is "independent" as that term is defined by the listing standards of The Nasdaq Stock Market.

     Audit Committee Report. Our Audit Committee (i) reviewed our audited consolidated financial statements for 2001 and discussed them with management,
(ii) discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (iii) received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of our accountants with the accountants. Based on that review and discussion, the Committee recommended to our Board of Directors that it approve inclusion of our consolidated financial statements in our 2001 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission.

     Our management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review those processes. It is not the Committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. Committee members are not our employees and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing, and they do not perform audits of our financial statements. Therefore, the Committee has relied, without independent verification, on management's representations that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of our independent accountants included in their report on our financial statements. The Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent accountants do not guarantee that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact "independent."

                              The Audit Committee:

William H. Burton III    Danny L. Ford     Van F. Phillips   Maurice A. Scott

Executive Officers

     Our and the Bank's executive officers are listed below:

     J. W. Davis, age 55, serves as our and the Bank's President and Chief Executive Officer. He was first employed by the Bank's organizers during 1996 to coordinate and direct the Bank's initial organization, and he was elected President of the Bank when it began operations during 1997. Previously, Mr. Davis was employed for 15 years with NationsBank where he held various positions, the most recent of which was Senior Vice President and Regional Executive for that bank's western South Carolina branches. He has a total of 33 years of banking experience.

     Vincent K. Rees, age 34, has served as the Bank's Chief Lending Officer since it began operations during 1997, and he was elected Executive Vice President of the Bank during 1999. He previously was employed for seven years by NationsBank where he served as Vice President and in various positions in branch management, credit analysis, and consumer and commercial lending. Mr. Rees has a total of 13 years of banking experience.

     Gregory L. Gibson, age 45, serves as our and the Bank's Executive Vice President and Chief Financial Officer. He became a full-time employee of the Bank during 2000, having previously served as its Chief Financial Officer on a part-time basis since 1999. From 1997 until he was employed by the Bank, Mr. Gibson operated his own public accounting and financial institutions consulting firm (which the Bank retained to provide it with financial consulting services) and, from 1994 to 1997, he was employed as Senior Vice President of Bank of Mecklenburg, Charlotte, North Carolina. Mr. Gibson is a certified public accountant and has 22 years of experience in the banking industry, having served as an executive officer of six community banks and bank holding companies.

Executive Compensation

     Cash Compensation. The following table shows the cash and certain other compensation received or deferred by our and the Bank's named executive officers for the years indicated. Our executive officers are compensated by the Bank for their services as its officers and employees, and they receive no additional compensation from us.


                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                             Annual Compensation                  Long term compensation
                                       ---------------------------------------    ----------------------

       Name and                                               Other annual              Securities               All other
 principal position(s)      Year       Salary (1)   Bonus    compensation (2)      underlying options (3)     compensation (4)
 ---------------------      ----       ----------   -----    ----------------      ----------------------     ----------------
 J. W. Davis (5)            2001        163,750    135,000        -0-                         -0-                $ 13,450
   President and Chief
   Executive Officer        2000        144,000     75,000        -0-                     15,000                    5,500

                            1999        128,000     25,000        -0-                         -0-                   4,100

Vincent K. Rees             2001         94,479     70,000        -0-                         -0-                   2,716
   Executive Vice
   President and Chief      2000         78,333     35,000        -0-                      9,000                    1,961
   Lending Officer
                            1999         65,625     11,500        -0-                         -0-                   1,640

Gregory L. Gibson (6)       2001         90,000     67,500        -0-                         -0-                      -0-
   Executive Vice
   President and Chief      2000         81,667         -0-       -0-                      9,000                       -0-
   Financial Officer
                            1999         59,583         -0-       -0-                      9,000                       -0-

----------------

(1) Includes amounts of salary deferred at each officer's election under the Bank's Section 401(k) plan.
(2) In addition to compensation paid in cash, our and the Bank's executive officers receive certain personal benefits. The value of non-cash benefits received by each named officer during 2001 did not exceed 10% of his cash compensation.

(3) As adjusted for stock dividends and splits since the dates the options were granted.
(4)  For 2001, consists of, for Mr. Davis, the Bank's $5,250 contribution to the
     Section 401(k) plan for his account and $8,200 in director fees, and for Mr. Rees, the Bank's contribution to the Section 401(k) plan for his account.
(5) Mr. Davis serves as President and Chief Executive Officer of the Bank pursuant to an employment agreement which provides for a term of three years (which, absent notice of non-renewal from either party, is extended by one additional year on each anniversary date of the agreement), annual base salary, an annual bonus, and certain other benefits. In the event there is a "change in control" (as defined in the agreement) of the Bank which is not approved by at least two-thirds of its directors who are not affiliated with the acquiring person, or if, following any approved change in control, and without his consent, Mr. Davis is required to move his residence or principal job location more than 50 miles from Hendersonville, his salary or benefits are reduced, or his responsibilities or authority are reduced below the level associated with his current position, then he may terminate his employment and be entitled to continue to receive salary, bonuses and employee benefits for a period of three years. The agreement may be terminated by the Bank for "just cause" (as defined in the agreement).
(6)  Mr. Gibson was employed on a part-time basis during 1999.

     Employee Stock Options. Since the Bank was organized during 1997, options have been granted to the Bank's executive officers pursuant to its 1997 Employee Stock Option Plan which was approved by shareholders during 1998. When we were organized as the Bank's parent holding company during 2001, we assumed all the Bank's outstanding options and converted them into options to purchase our Common Stock. The following table contains information regarding all options held on December 31, 2001, under the Plan by the executive officers named in the Summary Compensation Table above.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------

                                                        Number of securities             Value of unexercised
                                                       underlying unexercised            in-the-money options
                                                  options on December 31, 2001 (2)    on December 31, 2001 (2)(3)
                                                  --------------------------------  ------------------------------

                     Shares acquired      Value
     Name              on exercise      realized   Exercisable      Unexercisable   Exercisable      Unexercisable
-------------      -------------------  --------  -------------    ---------------  -----------      -------------
J. W. Davis               (1)              -         37,560             20,640      $  504,125        $   191,731

V. K. Rees                (1)              -         19,080             11,520         253,815            102,873

G. L. Gibson              (1)              -          7,128             13,032          69,834            100,618

------------------
(1)  No options were exercised during 2001.
(2) All share and dollar amounts have been adjusted, or calculated based on a market value or exercise price that has been adjusted, for the six-for-five stock split which was effected in the form of a 20% stock dividend on March 11, 2002.
(3) Represents the aggregate fair market value on December 31, 2001, of shares underlying options held on that date, minus the aggregate exercise or purchase price of those shares. On April 15, 2002, the values of the exercisable and unexercisable options, respectively, based on the then current last known sales price per share of our Common Stock, were: Mr. Davis - $531,544 and $206,798; Mr. Rees - $267,743 and $111,283; and Mr.
     Gibson - $75,037 and $110,132.

Transactions with Management

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our and the Bank's current directors, nominees for director, executive officers, and their associates. All loans included in those transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1997, and in connection with the Bank's initial organization, the Bank's Chairman, Boyd L. Hyder, constructed and leased to the Bank its main banking and executive offices in Hendersonville, North Carolina. The Bank's lease agreement calls for an initial term of 20 years (with two five-year renewal options) and current rental payments of $6,700 per month (with rent adjustments each five years based on the consumer price index). Before entering into the lease arrangement, the Bank's Board of Directors obtained an independent estimate of the rental value of the building and compared the terms of the lease to lease terms on comparable properties. Additionally, during 1998, the Bank entered into a lease agreement with Mr. Hyder for approximately 2,400 square feet of space that is used as the Bank's administration/operations facility. The lease agreement provides for an initial term of five years (with one five-year renewal option) and rental payments of $1,050 per month. During 2000, the space leased from Mr. Hyder was increased to approximately 4,800 square feet and, during 2001, the leased space again was increased to approximately 6,800 square feet. The lease agreements for that additional space call for initial terms of ten years (with one five-year renewal option) and aggregate additional rental payments of $4,600 per month. Also during 2001, Mr. Hyder leased a building to the Bank for use as a new branch office. The terms of that lease call for an initial term of ten years (with three five-year renewal options) and current lease payments of $2,400 per month (with a 15% adjustment after the first five years and a renegotiated rental for each renewal period).

     Van F. Phillips, our director who formerly served as Chairman of First Western Bank, is a general partner in a partnership that leased property to First Western Bank during 1997 for use as a branch office. The Bank assumed the lease during 2001 in connection with our acquisition of First Western Bank. The lease agreement calls for a current remaining term of approximately 18 months (with one three-year renewal option) and rental payments of $3,000 per month.

            PROPOSAL 2: APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN

     Our Board of Directors proposes to adopt, subject to shareholder approval, an employee stock purchase plan (the "Stock Purchase Plan") under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Stock Purchase Plan will authorize us to periodically grant rights to purchase shares of our Common Stock ("Rights") to our and our subsidiaries' eligible employees. A proposal to approve the Plan will be presented at the Annual Meeting for action by shareholders. If approved by our shareholders, the Plan will become effective on July 1, 2002, and will expire on June 30, 2012.

     The purposes of the Stock Purchase Plan are to encourage the continued service of our and our subsidiaries' employees by giving them an opportunity to become shareholders, or to increase their shareholdings, and to share in the benefit of potential increases in the value of our Common Stock. The following is a summary of the terms of the Stock Purchase Plan and is qualified by reference to the Plan itself. A copy of the Stock Purchase Plan will be furnished to any shareholder upon written request made to our Secretary.

     The Stock Purchase Plan will be administered by our Board of Directors. At its discretion, the Board may delegate certain administrative functions pertaining to the Plan to a committee consisting of directors who are not our or any of our subsidiaries' employees and who meet certain other requirements. The Board or its committee will be authorized to interpret and establish rules relating to the Stock Purchase Plan, and to make all determinations and take all other actions required, necessary or advisable in its administration. However, only the Board may approve grants of Rights under the Plan or determine the amounts and other material terms of Rights being granted.

     Under the Plan, Rights may be granted to our and our subsidiaries' employees, other than any employee who beneficially owns (or who, after receipt of a Right, would be considered to beneficially own) shares of our voting securities that would entitle him or her to 5% or more of the aggregate combined voting power of all our voting securities, and other than any employee otherwise excluded from participating in a particular grant of Rights (our "Eligible Employees"). Rights ordinarily will be granted to substantially all our and our subsidiaries' employees. However, in connection with any grant of Rights, we may exclude employees who have not been employed for up to two years or whose customary employment is less than up to 20 hours per week or up to five months in any calendar year. Also, our Board of Directors may approve a limited grant of Rights under the Plan only to Eligible Employees who are or were employees of an entity that has been acquired by us or one of our subsidiaries, but, before it can do that, the Board must determine to its satisfaction that the limited grant will not cause the Rights being granted, or any other outstanding Rights, to be treated for tax purposes differently than as further described below. Also, in connection with such a limited grant, Rights must be granted to all employees of that entity who are Eligible Employees on the date the Rights are granted. For purposes of determining an employee's eligibility to receive a Right, the Board may give credit for that employee's past service with any other entity that we have acquired, and employees may be treated as remaining employed during certain leaves of absence. No director who is not also an employee will be eligible to participate in the Stock Purchase Plan. On April 30, 2002, we had a total of 143 employees.

     The Stock Purchase Plan provides for the periodic grant of Rights. At the time it approves a grant of Rights, the Board will specify a dollar amount of annual compensation (the "Annual Factor"). The number of shares covered by the Right granted to each Eligible Employee will be equal to that employee's annual rate of compensation divided by the Annual Factor for that grant. The Annual Factor may be different for each separate grant of Rights under the Plan but, in connection with each grant, the Annual Factor will be the same for all Eligible Employees. However, in connection with any grant, the Board may specify a maximum amount of compensation that will be included for purposes of determining the numbers of shares covered by Rights, or it may specify a maximum number of shares which may be covered by each Right granted. The Stock Purchase Plan provides that, over its life, we will be authorized to issue and sell an aggregate of up to 350,000 shares of our Common Stock upon the exercise of Rights granted under the Plan. The aggregate number, as well as the class or kind, of securities that may be issued under the Plan may be adjusted under certain circumstances as further described below. Shares covered by Rights that expire or terminate without being exercised will again become available for the grant of Rights under the Plan during its ten-year life.

     Each Right will give the Eligible Employee to whom it is granted the right to purchase the Common Stock covered by that Right at a price per share set by our Board at the time of grant (the "Exercise Price"). In connection with each grant of Rights, the Exercise Price will be a percentage (the "Applicable Percentage") of the "fair market value" of a share of our Common Stock on the date of that grant. The Applicable Percentage for each grant will be set by the Board at the time it approves that grant, but in no case may the Applicable Percentage be less than 85%. For purposes of the Stock Purchase Plan, the "fair market value" of a share of our Common Stock will be considered to be the average of the last reported prices of our Common Stock on the OTC Bulletin Board (or, in the future, if our Common Stock is listed on The Nasdaq Stock Market, as reported on Nasdaq) for the ten trading days on which our Common Stock was traded immediately preceding the date Rights are granted. On April 30, 2002, the "fair market value" of our Common Stock, calculated for purposes of the Plan as described above, would have been $20.73.

     We will not receive any payments from Eligible Employees at the time Rights are granted. If an Eligible Employee chooses to exercise a Right, he or she will be required to pay us the full Exercise Price of the shares being purchased before we issue those shares. Employees who receive Rights will have no rights as shareholders as to any shares covered by their Rights until the Rights are exercised and they have purchased and paid for those shares. Stock sold to an exercising employee may be newly issued shares or, at our option, shares purchased by us on the open market or in privately negotiated transactions.

     In connection with each grant of Rights, the Board will specify the period or term during which those Rights by be exercised, but the term may not be for more than 27 months following the date of grant. During the term, an Eligible Employee may elect each calendar quarter, and again during the last month of the term, to exercise his or her Right and purchase part or all of the Common Stock covered by the Right. However, during any calendar year, an employee may not purchase shares having a fair market value (as of the date the Rights were granted) in excess of $25,000. At its discretion, at the time of each grant of Rights, our Board may impose other terms or restrictions on the Rights granted to, or the exercise of those Rights by, Eligible Employees.

     Each Right will expire at the end of its term as to any shares that have previously not been purchased by the Eligible Employee. Each Right also will terminate, to the extent it previously has not been exercised, at the time of any termination of the Eligible Employee's employment (other than a termination resulting from death, retirement or permanent disability). A Right held by an Eligible Employee whose employment terminates as a result of retirement or permanent disability will continue in effect and may be exercised for 90 days following the date of termination. In the case of the death of an Eligible Employee, his or her Right will continue in effect for its remaining term. If in the future we are dissolved or liquidated, or we consummate any merger or other reorganization in which we are not the surviving entity or resulting corporation, outstanding Rights that have not been exercised may be terminated by us or they may be assumed by our successor or converted into rights or options to purchase its stock.

     The number, class or kind of securities covered by each outstanding Right and that may be issued under the Plan, and the Exercise Price of each outstanding Right, may be adjusted in a manner that the Board considers to be appropriate in the event that (i) we pay a dividend in the form of shares of our Common Stock, (ii) we effect a recapitalization, reclassification, split-up, consolidation or combination of, or other change in, or the offering of rights to the holders of, our outstanding Common Stock, or (iii) we complete an exchange of the outstanding shares of our Common Stock for a different number or class of shares of stock or other securities that we issue or that are issued by any other corporation in connection with a merger, consolidation or other reorganization in which we are the surviving corporation.

     The Board of Directors may, at its discretion from time to time, amend or modify the Stock Purchase Plan without the approval of shareholders. However, without shareholder approval, the Board may not increase the aggregate number of shares that may be issued under the Plan (other than in connection with adjustments provided for in the Plan itself), change the formula used to determine the Exercise Price, or change the provisions of the Plan with respect to the determination of persons who may receive Rights.

     We intend that Rights granted under the Stock Purchase Plan be treated as options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. Our understanding is that, under the Code, no taxable income will be realized by an Eligible Employee, and no tax deduction may be taken by us, at the time a Right is granted or exercised under the Plan. If the employee exercises the Right and holds the stock he or she purchases until the later of the end of one year following the purchase or two years following the date the Right was granted, then, when the employee sells the stock, he or she will realize ordinary income equal to the excess of the fair market value of the stock on the date the Right was granted over the Exercise Price. Any additional gain recognized on the employee's sale of the stock will be treated as long-term capital gain. If the employee sells the stock before the above holding periods have been met, then he or she will realize ordinary income equal to the excess of the fair market value of the stock on the date the Right was exercised over the Exercise Price, and any additional gain will be capital gain. We may take an income tax deduction for the amount of ordinary income realized by an employee on the sale of shares prior to the end of the holding periods.

     Our Board of Directors has not yet approved any grant of Rights under the Stock Purchase Plan and it has no specific plans regarding the amounts or terms of any proposed grant.

     Our Board of Directors recommends that you vote "FOR" Proposal 2. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

       PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Our current independent accounting firm, Larrowe and Company, PLLC, has been reappointed by our Board of Directors to serve as our independent public accountants for 2002, and a proposal to ratify that appointment will be presented for voting by shareholders at the Annual Meeting. Representatives of Larrowe and Company, PLLC are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

     Our Board of Directors recommends that you vote "FOR" Proposal 3. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2001

     As our independent accountants for 2001, Larrowe and Company, PLLC provided various audit and non-audit services for which we were billed for fees as further described below. Our Audit Committee has considered whether Larrowe and Company, PLLC's provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect Larrowe and Company, PLLC's independence.

     Audit Fees. Larrowe and Company, PLLC audited our consolidated financial statements for the year ended December 31, 2001, that are included in our 2001 Annual Report on Form 10-KSB and, during 2001, it reviewed the consolidated financial statements included in our Quarterly Reports on Form 10-QSB. The aggregate amount of fees billed to us for those services was $77,100.

     Financial Information Systems Design and Implementation Fees. During 2001, Larrowe and Company, PLLC did not provide any services related to financial information systems design and implementation.

     All Other Fees. In addition to the services listed above, during 2001 Larrowe and Company, PLLC provided certain other services for which the aggregate amount of fees billed to us was $50,300. Those other services included tax preparation and compliance services, accounting and other services related to our acquisition of First Western Bank, registrations and issuances of securities and filings of regulatory applications, and other consulting services.

                        PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal (other than nominations for director) of a shareholder which is intended to be presented for action at our 2003 Annual Meeting must be received by us in writing at our main office in Hendersonville, North Carolina, no later than January 15, 2003, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our Common Stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

     Written notice of a shareholder proposal intended to be presented at the 2003 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by us at our main office in Hendersonville, North Carolina, no later than March 31, 2003, in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                             ADDITIONAL INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

     A copy of our 2001 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission will be provided without charge upon the written request of any shareholder entitled to vote at the Annual Meeting. Requests for copies should be directed to Gregory L. Gibson, Chief Financial Officer, MountainBank Financial Corporation, 201 Wren Drive, Hendersonville, North Carolina 28792.

                      MountainBank Financial Corporation
                                201 Wren Drive
                     Hendersonville, North Carolina 28792

           APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Gregory L. Gibson, Timothy W. Greene and Dan
T. Marchesoni (the "Proxies"), or any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes each of them, jointly and severally, to represent and vote as directed below all shares of the common stock of MountainBank Financial Corporation ("MFC") held of record by the undersigned on May 10, 2002, at the Annual Meeting of MFC's shareholders (the "Annual Meeting") to be held at The Kellogg Center, 11 Broyles Road, Hendersonville, North Carolina, at 10:00 a.m. on Monday, June 17, 2002, and at any adjournment of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS: Proposal to elect six directors of MFC for specified terms or until their successors are duly elected and qualified.

              [_]FOR all nominees       [_]WITHHOLD AUTHORITY to
                 listed below (except      vote for all nominees
                 as marked to the          listed below
                 contrary below)

Nominees and Proposed Terms: Three year terms: William A. Banks; Kenneth C. Feagin; J. Edward Jones; and Van F. Phillips
                             Two year terms:   Ronald R. Lamb; and H. Steve McManus.

    Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.

    ----------------------------------------------------------------------------

2. APPROVAL OF 2002 EMPLOYEE STOCK PURCHASE PLAN. Proposal to approve MFC's 2002 Employee Stock Purchase Plan.

 [_] FOR                          [_] AGAINST                      [_] ABSTAIN

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTS. Proposal to ratify the appointment of Larrowe and Company, PLLC as MFC's independent accounts for 2002.

 [_] FOR                          [_] AGAINST                      [_] ABSTAIN

4. OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

 Please date and sign this appointment of proxy on the reverse side and return it in the enclosed prepaid envelope.

   I (we) direct that the shares represented by this appointment of proxy be voted as directed above. In the absence of any direction, those shares may be voted by the Proxies "FOR" the election of each of the six nominees for director listed in Proposal 1 and "FOR" Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee listed in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by MFC's Board of Directors. On any other matters that may properly be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with MFC's Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.


                                      Dated: _________________ , 2002

                                      _________________________________________
                                      Signature

                                      _________________________________________
                                      Joint Signature (if shares held jointly)

                                      Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that a quorum is present at the Annual Meeting, please sign and return your appointment of proxy whether or not you plan to attend the meeting.

                       MOUNTAINBANK FINANCIAL CORPORATION
                        2002 EMPLOYEE STOCK PURCHASE PLAN

           ARTICLE I. TITLE, PURPOSE, SCOPE AND ADMINISTRATION OF PLAN

1.1      Title.

         The title of the plan is the MOUNTAINBANK FINANCIAL CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN (the "Plan").

1.2      Purpose.

         The purpose of the Plan is to encourage employees of MountainBank Financial Corporation (the "Corporation") and companies which are, or during the term of the Plan become, subsidiaries of the Corporation or subsidiaries of its subsidiaries (the "Subsidiaries") to acquire equity interests in the Corporation and to encourage their continued employment by giving them the opportunity to share the benefit of increases in the value of the Corporation's capital stock. Pursuant to the Plan, the Corporation from time to time may issue rights to purchase shares of its capital stock ("Rights"). The Rights are intended to constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

1.3      Stock to be Issued under Plan; Aggregate Limitation.

         (a) The capital stock as to which Rights may be granted under the Plan will be shares of the Corporation's Common Stock, $4.00 par value per share ("Common Stock"). Rights granted under the Plan may not apply to shares of any other class or series of the Corporation's capital stock or equity securities.

         (b) The aggregate number of shares of Common Stock which may be sold upon the exercise of Rights granted under the Plan is 350,000 shares, which maximum number is subject to adjustment as provided in Paragraph 5.1(a) below. Shares of Common Stock sold by the Corporation upon the exercise of Rights, at the sole discretion of the Corporation, may be shares issued from the Corporation's authorized but unissued shares, or they may be shares repurchased by the Corporation, on the open market or in privately negotiated transactions, for the purpose of resale under the Plan. Upon the expiration or termination of a Right granted pursuant to the Plan, any shares of Common Stock which have not been issued and purchased pursuant to the exercise of that Right will again become available for the grant of new Rights under the Plan.

1.4      Administration of the Plan.



         (a) The Plan will be administered by the Corporation's Board of Directors and, in its administration of the Plan, the Board may request and consider the recommendations of any committee of the Board with respect to any action to be taken under the Plan. However, so long as the Board retains the authority to administer the Plan unto itself, all final decisions regarding any matter under the Plan, including the grant of Options, shall be made by the full Board. Alternatively, at the discretion of the Board, the Plan may be administered, to the extent described below, by a committee created by the Board and to which shall be delegated the authority described below (the "Committee"). The administrator of the Plan, whether it be the Board or a Committee appointed by the Board, is referred to in this Plan as the "Administrator."

         (b)      The Administrator shall have the authority to:

                           (i) make any and all determinations regarding persons who are eligible to receive Rights under the Plan;

                           (ii) subject to the provisions of Articles III and IV below, make any and all determinations regarding the timing of each grant of Rights pursuant to the Plan, the number of shares covered by each Right granted, and the purchase price of shares covered by each such Right; provided, however, that only the Corporation's full Board of Directors may approve a grant of Rights under the Plan or specify the "Applicable Percentage," "Exercise Price," "Term" and "Expiration Date" (as those terms are defined below) related to the Rights included in any such grant of Rights;

                           (iii) to interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

                           (iv) to prescribe the form or forms of the instruments evidencing any Rights granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time; and,

                           (v) to make all other determinations and to take all other actions provided for herein or deemed by it, in its discretion, to be necessary or advisable to administer the Plan in a proper and effective manner.

         (c) If created by the Board of Directors, the Committee shall be composed solely of two or more "Non-Employee Directors" who shall be appointed by and serve at the pleasure of the Board. The Board, from time to time and at its discretion, may remove members from (with or without cause), or add members to, the Committee or fill any vacancies on the Committee, however created. Any standing committee of the Board may be designated as the Committee, but, in connection with its duties in connection with the Plan, it will be deemed to operate as a separate committee.

                  For purposes of the Plan, "Non-Employee Director" refers to a member of the Board who satisfies the definition of that term contained in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

                  The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall deem necessary or desirable. Acts of a majority of the members of the Committee present at meetings at which a quorum is present, or acts reduced to and approved in writing by all of the members of the Committee, shall be valid acts of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at its meetings.

         (d) All actions, decisions and determinations of the Administrator in the administration of the Plan, and in the interpretation and construction of, or questions or other matters concerning the Plan or any Right granted, shall (i) be made consistent and in accordance with the terms of the Plan and shall be designed to cause the Plan to continue to satisfy the requirements of, and for Rights granted under the Plan to qualify as options granted under, an "employee stock purchase plan" under, Section 423 of the Code, and (ii) shall be final, conclusive and binding on all persons, including Eligible Employees, subject to the right of the Board of Directors to review and/or modify any such action by the Committee.

1.5      Shareholder Approval; Effective Date; Termination Date.

         Subject to its approval by the holders of a majority of the Corporation's voting shares represented and voted at a meeting of the Corporation's shareholders held under applicable law, the Plan shall become effective on July 1, 2002 (the "Effective Date") and shall terminate on June 30, 2012 (the "Termination Date").

                             ARTICLE II. ELIGIBILITY

2.1      Eligible Employees.

         Rights may be granted under the Plan only to employees of the Corporation or a Subsidiary who are "Eligible Employees," as defined below. For purposes of the Plan, the term "Eligible Employee" means a person who is actively employed by the Corporation or a Subsidiary, or is on paid or authorized but unpaid leave of absence, on the date of that grant (the "Date of Grant"), other than an employee excluded from participation in the Plan as provided in Paragraph 2.2 below.

2.2      Exclusion of Certain Employees.

         Notwithstanding the provisions of Paragraph 2.1 above, in no event may an employee be granted a Right if such employee, immediately after the Right is granted, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary corporation (as the terms "parent corporation" and "subsidiary corporation" are defined in Sections 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and shares of the Corporation's stock which an Eligible Employee may purchase under outstanding options of any type shall be treated as shares owned by such employee.

         Additionally, in connection with any grant of Rights, the Corporation also may, at its sole discretion, exclude from participation in that grant any employees of the Corporation or a Subsidiary (i) who have not been so employed for a period of up to two years preceding the Date of Grant of those Rights, and/or (ii) whose customary employment is less than up to 20 hours per week or up to five months in any calendar year. For purposes of determining eligibility to participate in a grant of Rights, the Administrator may, at its sole discretion, give credit to employees of an entity that shall have been acquired by the Corporation or any Subsidiary for their past service with that entity; provided however, that, if the Administrator chooses to do that, then all employees of the acquired entity shall be given credit for their past service with that entity.

                          ARTICLE III. GRANT OF RIGHTS

3.1      Authorization to Grant Rights.

         From time to time prior to the Termination Date, the Corporation may grant Rights pursuant to the Plan to Eligible Employees to purchase shares of Common Stock. Each grant of Rights must be specifically approved by the Corporation's Board of Directors and, in connection with each grant, Rights will be granted in accordance with the terms of the Plan to all persons who are Eligible Employees as of the Date of Grant of the Rights. However, notwithstanding anything contained herein to the contrary, and provided that such action is determined by the Board of Directors to not affect the intended treatment of the Rights being granted, or any other outstanding Rights, for tax purposes as options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code, the Board of Directors may approve a grant of Rights under the Plan that is limited to Eligible Employees who are or were employees of an entity that has been acquired by the Corporation or a Subsidiary (whether by merger or as a separate Subsidiary) even though they constitute less than all Eligible Employees; provided however that, in connection with any such a limited grant, Rights shall be granted to all employees of that entity who otherwise are Eligible Employees on the date those Rights are granted.

3.2      Determination of Amount of Rights.

         At the time each grant of Rights is approved, the Board of Directors shall specify a dollar amount of annual compensation (the "Annual Factor") on the basis of which the number of shares of Common Stock to be covered by the Right granted to each Eligible Employee will be determined. Each such Right will entitle the Eligible Employee to whom it is granted to purchase a number of whole shares of Common Stock equal to that employee's annual rate of compensation as of the tenth business day immediately preceding the Date of Grant of that Right (as determined by the payroll records of the corporation that employs that employee) divided by the Annual Factor set by the Board of Directors for that grant of Rights. The Annual Factor may be different for each grant of Rights under the Plan; however, in connection with each separate grant of Rights the Annual Factor shall be the same for all Eligible Employees to whom Rights are granted.

         For purposes of the Plan, the term "compensation" is defined as an Eligible Employee's regular, fixed basic compensation. Compensation does not include any bonus, overtime payment, contribution by an employer corporation to an employee benefit plan or other similar payment or contribution.

         In connection with any grant of Rights under the Plan, the Board of Directors may, at its option, specify a maximum amount of compensation that will be considered for purposes of determining the numbers of shares of Common Stock for which Rights will be granted to Eligible Employees or a maximum number of shares of Common Stock for which a Right will be granted to each Eligible Employee.

3.3      Rights Notices.

         Each Right granted under the Plan will be evidenced by a written notice (a "Rights Notice") delivered to the Eligible Employee to whom that Right is granted and which will (i) be in such form as the Administrator determines; (ii) incorporate by reference the terms and provisions of the Plan; (iii) specify the number of shares covered by the Right and its Date of Grant; and (iv) contain the other information about the Right provided for in the Plan to be included in Rights Notices. No Eligible Employee shall have any rights hereunder to purchase any shares of Common Stock until a Right has been granted to him and that Right is evidenced by a Rights Notice delivered to him, all as provided herein.

          ARTICLE IV. TERMS AND CONDITION OF RIGHTS; PURCHASE OF SHARES

4.1      Exercise Price.

         The exercise or purchase price of each share of Common Stock covered by Rights included in each grant of Rights under the Plan (the "Exercise Price") shall be a percentage of the fair market value of the Common Stock on the Date of Grant of those Rights (as determined by the Board of Directors) and will be specified in the Rights Notices evidencing those Rights. The percentage applicable to each grant of Rights (the "Applicable Percentage") will be specified by the Board of Directors at the time of its approval of that grant but in no event may be less than 85%. On any particular Date of

         Grant, the "fair market value" shall be the average of the closing transaction prices of the Common Stock as reported on the OTC Bulletin Board or, if the Common Stock is then listed on The Nasdaq Stock Market, then on Nasdaq, for the ten trading days on which the Common Stock traded immediately preceding that Date of Grant. The Applicable Percentage may be different for each grant of Rights; however, in connection with each separate grant of Rights, the Applicable Percentage shall be the same for all Eligible Employees to whom Rights are granted.

4.2      Term of Rights.

         Except as otherwise provided in the Plan, the term of all Rights included in each separate grant (the "Term") shall extend for a period commencing on the Date of Grant of those Rights and ending on the last business day of a month and year specified by the Board of Directors when that grant is made (the "Expiration Date"). The Expiration Date of Rights included in each grant of Rights will be specified in the Rights Notices evidencing those Rights. The Term of all Rights included in each separate grant of Rights shall be the same, and in no event may the Term of Rights included in any grant be more than 27 calendar months following the Date of Grant of those Rights. Unless terminated sooner as provided below, each Right granted pursuant to the Plan shall expire at 5:00 p.m. on its Expiration Date (to the extent that such Right shall not previously have been exercised) and thereafter shall be of no further force or effect or give the Eligible Employee to whom it was granted, or any other person, any right to purchase shares of Common Stock.

4.3      Purchases of Shares.

         Each Right will entitle the Eligible Employee to whom it is granted to purchase up to the total number of whole shares of Common Stock specified in the Rights Notice relating to that Right, and to purchase all or any portion of those shares at the times and in the manner specified in Paragraph 4.5 below.

4.4      Limitation on Exercise and Purchases.

         Notwithstanding any other terms and provisions of the Plan or of any Right granted hereunder to the contrary, no Eligible Employee to whom a Right is granted will be permitted to purchase, and no Right granted to that employee under the Plan will become exercisable with respect to, shares of the Corporation's stock under all employee stock purchase plans (including the Plan) of his employer corporation and its related corporations at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Right is granted) for each calendar year in which any right or option granted to that individual pursuant to any such plan is outstanding at any time. This limitation applies only to options granted under "employee stock purchase plans" as defined by Section 423 of the Code and does not limit the amount of the Corporation's stock which an Eligible Employee may purchase under any other stock or bonus plan then in effect. In the event that a Right granted to an Eligible Employee under the Plan otherwise would permit that employee to purchase Common Stock in excess of the above limit, then, notwithstanding anything contained herein or in the Rights Notice with respect to that Right, and notwithstanding the number of shares for which the Right is granted, the Right will be deemed, by its terms, to not be exercisable during each calendar year during its Term for Common Stock in excess of that limit.

4.5      Election by Eligible Employee.

         During the first 15 days of each March, June, September and December, and, additionally, of the last calendar month, during the Term of each Right granted under the Plan (the "Election Periods"), an Eligible Employee may elect to purchase shares pursuant to his Right. To purchase shares during an Election Period, the Eligible Employee must give to the Corporation, and the Corporation must actually receive, prior to the end of that Election Period, written notice (an "Election Notice") of the number of shares he or she wishes to purchase (the "Elected Shares"). An Election Notice must be given on a form supplied by the Corporation for that purpose and must be accompanied by full payment of the Exercise Price of all Elected Shares or, if the Eligible Employee intends that payment for any of the Elected Shares be made from funds held for him or her under a payroll deduction plan described in Paragraph 4.10 below, the Election Notice must so indicate and specify the amount of funds then held for and available to the Eligible Employee under that plan. Purchases of Elected Shares for which Election Notices are delivered to the Corporation during an Election Period will be considered to be effective on the Corporation's last business day of that month (the "Purchase Date"). An Eligible Employee's Election Notice as to any number of Elected Shares, once delivered to the Corporation, will be irrevocable as to that number of shares and may not be altered or changed by the Eligible Employee except with the consent of the Corporation.

         The failure of an Eligible Employee to deliver an Election Notice to the Corporation in a timely manner to purchase all shares covered by a Right before the Expiration Date of that Right will be conclusively deemed to be an election by the Eligible Employee not to purchase, and a forfeiture of his rights to purchase, any and all remaining shares covered by that Right; and, on the Expiration Date, that Right will immediately terminate and be of no further force or effect.

4.6      Payment of Exercise Price.

         Payment of the aggregate Exercise Price of Elected Shares must be delivered to the Corporation (in the form of certified or other collected U.S. funds) with the Election Notice pertaining to those Elected Shares or, in the case of any Eligible Employee participating in a payroll deduction plan as described in Paragraph 4.10 below, the aggregate Exercise Price of those shares must be held for and available to the Eligible Employee under that plan at the time the Election Notice is given.

         If payment of the Exercise Price of any Elected Shares is not made as required herein, then the Eligible Employee's Election Notice will not be effective as to those shares and he or she will not be allowed to purchase those shares on the Purchase Date for that Election Period, but those shares may be reelected during a later Election Period (subject to final forfeiture as described in Paragraph 4.5 above).

4.7      Terminations of Rights Upon Terminations of Employment.

         In addition to the termination of Rights upon their Expiration Dates as provided in Paragraph 4.2 above or as a result of certain corporate events as described in Paragraph 5.1(b) below, Rights granted pursuant to the Plan shall terminate or may be terminated as described below.

         (a) Voluntary and Involuntary Terminations of Employment: If, prior to the Expiration Date of his or her Right, an Eligible Employee's employment by the Corporation or a Subsidiary terminates or is terminated, voluntarily or involuntarily (including an involuntary termination without cause) for any reason other than the Eligible Employee's death, "Retirement" (as defined below) or "Disability" (as defined below), then the Eligible Employee's Right shall terminate immediately upon termination of his or her employment as to any unpurchased shares, including any Elected Shares to be purchased on a Purchase Date occurring after the date of termination of employment. Within 30 days after receipt by the Corporation of a written request therefor from the Eligible Employee, the Eligible Employee shall be paid any funds paid by the Eligible Employee to the Corporation prior to the date of such termination for the purchase of Elected Shares on a Purchase Date occurring after the date of termination of employment. Authorized leaves of absence and transfers of employment by an Eligible Employee between the Corporation and a Subsidiary, or between two Subsidiaries, without a break in service, will not constitute terminations of employment for purposes of the Plan. The Administrator will determine whether any other absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Plan, and the Administrator's determination will be final.

         (b) Death of Eligible Employee: If, prior to the Expiration Date of his or her Right, an Eligible Employee dies while employed by the Corporation or a Subsidiary, then, following the date of the Eligible Employee's death, the Eligible Employee's Right will remain in effect and, to the extent not previously exercised, the Eligible Employee's designated beneficiary (determined either by will or other writing delivered to the Administrator in advance), or if no designated beneficiary, the personal representative of his estate, will have the right to exercise the Right at any time on or before, but not later than, 5:00 P.M. on the Expiration Date of the Right in accordance with the terms of the Plan and, to the extent not so exercised, at that time the Right will terminate and be of no further force or effect. Any references herein to an Eligible Employee will be deemed to include any person entitled under the terms of the Plan to exercise a Right after the death of an Eligible Employee.

         (c) Retirement or Disability of Eligible Employee: If, prior to the Expiration Date of his or her Right, an Eligible Employee's employment with the Corporation or a Subsidiary terminates as a result of his or her "Retirement" (as defined below) or "Disability" (as defined below), the Eligible Employee's Right will remain in effect and, to the extent not previously exercised, the Eligible Employee will have the right to exercise the Right at any time on or before, but not later than, 5:00 P.M. on the earlier of the 90th day following the effective date of termination of his or her employment, or the Expiration Date of the Right, in accordance with the terms of the Plan and, to the extent not so exercised, at that time the Right will terminate and be of no further force or effect.

                  The termination of an Eligible Employee's employment which is treated as a "retirement" under the terms of any qualified retirement plan maintained by the Corporation or its Subsidiary and in which the Eligible Employee is a participant from time to time, or the termination of an Eligible Employee's employment at such other time or under such other circumstances as the Administrator agrees in writing to treat as "retirement," will be deemed to be a "Retirement" for purposes of the Plan.

                  For purposes of the Plan, an Eligible Employee will be considered to be "Disabled" at such time as he or she is determined to be permanently disabled such as would qualify the Eligible Employee for benefits under the Corporation's or its Subsidiary's long term disability insurance plan which is applicable to the Eligible Employee.

4.8      Effect of Termination of Right.

         Upon the expiration or termination of all or any portion of a Right (whether at its Expiration Date or during its term as described herein), that Right or portion thereof will, without any further act by the Corporation, expire and no longer be exercisable or confer any rights to any person to purchase shares of Common Stock under the Plan.

4.9      Assignment.

         Rights granted to Eligible Employees under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution, and, except as provided in Paragraph 4.7(b) above, Rights may be exercised only by the Eligible Employees to whom they are granted.

4.10     Payroll Deduction Plan.

         At its option from time to time, the Corporation or a Subsidiary may offer a payroll deduction plan under which, at an Eligible Employee's written instruction, a specified amount will be deducted periodically from his or her salary or wages and applied toward the purchase of Elected Shares pursuant to his or her Right. Any such payroll deduction plan offered to Eligible Employees will be solely for the convenience of Eligible Employees and will operate in such a manner, and be offered under such terms and conditions, as the Corporation or Subsidiary specifies from time to time, and any such plan that is offered may be discontinued at any time.

                          ARTICLE V. GENERAL PROVISIONS

5.1      Adjustment or Termination of Rights in Certain Corporate Events.

         (a) In the event of (i) any dividend payable by the Corporation in shares of Common Stock, or (ii) any recapitalization, reclassification, split_up, consolidation or combination of, or other change in or offering of rights to the holders of, Common Stock, or (iii) an exchange of the outstanding shares of Common Stock for a different number or class of shares of stock or other securities of the Corporation in connection with a merger, consolidation or other reorganization of or involving the Corporation (provided the Corporation shall be the surviving or resulting corporation in any such merger or consolidation), then the Administrator may, in such a manner as it shall determine in its sole discretion, appropriately adjust the number and class or kind of shares or other securities which shall be subject to outstanding Rights and/or the Exercise Price per share which must be paid thereafter upon exercise of any outstanding Right, and the aggregate number and class or kind of shares or other securities which may be issued under the Plan upon the exercise of Rights granted hereunder. Subject to review by the Corporation's Board of Directors, any such adjustments made by the Administrator shall be final, conclusive and binding upon all persons, including, without limitation, the Corporation, its shareholders and any persons having any interest in any Rights granted under the Plan. Any fractional shares resulting from any such adjustment shall be eliminated. However, notwithstanding anything contained herein to the contrary, Rights granted pursuant to the Plan may not be adjusted in a manner that causes the Rights to fail to continue to qualify as options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

         (b) In the event of a dissolution or liquidation of the Corporation, the sale of substantially all the assets of the Corporation, or a merger or consolidation of the Corporation with or into any other corporation or entity (or any other such reorganization or similar transaction) in which the Corporation is not the surviving or resulting corporation, then, at the option and discretion of the Corporation, on the effective date of that transaction, (i) all outstanding Rights under the Plan, and all rights of Eligible Employees with respect thereto, will terminate and be of no further effect, to the extent those Rights previously have not been exercised (or at such other time and pursuant to such rules and regulations as the Administrator determines and promulgates to the Eligible Employees), or (ii) the outstanding Rights will be treated in accordance with any express agreement made in that transaction for the continuance of this Plan, for the assumption of outstanding Rights by any successor entity to the Corporation in the transaction or a parent or subsidiary of that successor entity, or for the conversion of outstanding Rights into, or the substitution for outstanding Rights of, new rights or options covering shares of any successor to the Corporation or a parent or subsidiary of that successor entity. In the case of any such transaction in which outstanding Rights will terminate, then, notwithstanding Paragraph 4.5 above, the Administrator will make reasonable arrangements to permit Eligible Employees to exercise their Rights and purchase the Common Stock covered by those Rights during the 30 days preceding the effective date of the transaction.

         (c) The grant of a Right pursuant to the Plan will not affect in any way the right or power of the Corporation to make adjustments, recapitalizations, reclassifications, reorganizations or any other changes in its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets, or enter into any other transaction.

5.2      Rights as a Shareholder.

         No Eligible Employee shall have any rights as a shareholder of the Corporation with respect to any shares of Common Stock subject to a Right until that Right has been properly exercised as provided herein, full payment of the Exercise Price has been made for those shares hereunder, and a stock certificate evidencing those shares has actually been issued to and registered in the Eligible Employee's name on the Corporation's stock records. Except for adjustments as provided in Paragraph 5.1(a) above, no adjustment will be made for dividends or other rights as to which the record date for determining shareholders entitled to receive the same is prior to the date of the issuance of such certificate.

5.3      No Right to Employment.

         Nothing in the Plan or in any Rights Notice is intended or shall be deemed or interpreted to constitute an employment agreement or to confer upon an Eligible Employee any right of employment with the Corporation or a Subsidiary, including without limitation any right to continue in the employ of the Corporation or a Subsidiary, or to interfere with or otherwise restrict in any way the right of the Corporation or a Subsidiary to discharge or terminate the employment of an Eligible Employee at any time for any reason whatsoever, with or without cause.

5.4      Legal Restrictions.

         If, in the opinion of the Corporation's legal counsel, the issuance or sale of any shares of Common Stock pursuant to the exercise of a Right would not be lawful without registration under the Securities Act of 1933 ("Act") or for any other reason or would require the Corporation to obtain approval from any governmental authority or regulatory body, the Corporation will not be obligated to issue or sell any Common Stock pursuant to the exercise of any Right unless a registration statement that complies with the provisions of the Act in respect of such shares is then in effect or other appropriate action has been taken under and pursuant to the provisions of the Act, or unless the Corporation receives evidence satisfactory to its legal counsel that the issuance and sale of the shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law, or unless any such required approval shall have been obtained. The Corporation in no event will be obligated to register any such shares, to comply with any exemption from registration requirements, or to take any other action that may be required, in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of shares to any Eligible Employee or other authorized person.

5.5      No Obligation to Purchase Shares.

         The receipt of a Right under the Plan will not impose any obligation on an Eligible Employee to purchase any shares covered by that Right.

5.6      Payment of Taxes.

         Each Eligible Employee will be responsible for all federal, state, local or other taxes of any nature that are imposed pursuant to any law or governmental regulation or ruling on any Right or the exercise thereof, and the Corporation or a Subsidiary may withhold from each Eligible Employee's salary or any other amount due to such Eligible Employee, or require the Eligible Employee to pay or reimburse it for, the amount of any such taxes which it, in good faith, deems itself required to withhold.

5.7      Choice of Law.

         The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, will be determined exclusively in accordance with the laws of North Carolina. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of North Carolina, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained.

5.8      Amendment of Plan.

         The Corporation's Board of Directors may, from time to time, amend, modify, suspend or discontinue the Plan at any time without notice, provided that no Eligible Employee's existing rights under any Right previously granted are adversely affected thereby; and, provided further that, except with the approval of the Corporation's shareholders or otherwise as provided in Paragraph 5.1(a) hereof or to comport with changes in the Code, no such amendment of the Plan shall:
         (i) increase the aggregate number of shares which may be sold upon the exercise of Rights granted under the Plan; (ii) change the formula by which the Exercise Price is determined; or (iii) change the provisions of the Plan with respect to the determination of Eligible Employees.

5.9      Application of Funds.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to Rights granted under the Plan will be used for general corporate purposes.

5.10     Notices.

         Any notice which the Corporation or an Eligible Employee may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed as follows: If to the Corporation, to it, Attn: Gregory L. Gibson, 201 Wren Drive, Hendersonville, North Carolina 28792, or at such other address as the Corporation, by notice to Eligible Employees, may designate in writing from time to time; and, if to an Eligible Employee, by mail at his or her home address, or, at the option of the Corporation, by courier at his or her job location, in each case as shown on the payroll records of his or her employer corporation.

5.11     Conformity With Applicable Laws and Regulations.

         With respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Act"), the Plan and transactions under it are intended to satisfy applicable conditions of Rule 16b-3 of the Securities and Exchange Commission (as such Rule may be modified, amended or superseded from time to time) in order for transactions under the Plan to be exempt from the application of Section 16(b) of the Act. To the extent any provision of the Plan or any action by the Administrator fails to so comply, then, to the extent permitted by law and deemed advisable by the Administrator, that provision or action will be deemed to be null and void.

5.12     Use of Numbers and Pronouns.

         Whenever the singular or plural number, or masculine, feminine or neuter gender is used herein, it shall equally include the others.

         As approved by the Corporation's Board of Directors on May    , 2002,
and by the holders of a majority of the shares of the Corporation's Common Stock present and voting at the Corporation's Annual Meeting of Shareholders duly held on June 17, 2002.

                                      ------------------------------------------
                                           J. W. Davis
                                           President and Chief Executive Officer